SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported)  June 29, 2001
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                            Empire of Carolina, Inc.
             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or other jurisdiction of incorporation)



            1-7909                                             13-2999480
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    (Commission File Number)                   (IRS Employer Identification No.)


          4731 West Atlantic Avenue, Suite B-1, Delray Beach, FL 33445
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          (Address of principal executive offices, including Zip Code)



Registrant's telephone number, including area code        (561) 498-4000
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          (Former name or former address, if changed since last report)


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Item 2. Acquisition or Disposition of Assets

         On June 29, 2001, the Company and two of its subsidiaries, Empire Industries, Inc. and Empire Toys (HK), Ltd., consummated the sale of substantially all of the Company's toy operations, including assignment of various licenses, intellectual property, executory contracts and existing inventory. The purchaser was Alpha International, Inc. The purchase price for the assets was $6.25 million paid in cash to the Company and the assumption by purchaser of certain related liabilities. In connection with the sale, the Company assigned to the purchaser substantially all of its toy products and product lines, including "Buddy L," Grand Champions, Big Wheels, Yo-Yo Balls, D-Cell Ride On's and Crocodile Mile Waterslides and Sprinklers. The Company also sold to Alpha some of its unfilled purchase orders, rights in and to the name "Empire" with respect to the toy product lines, rights in and to the intellectual and industrial property with respect to the toy lines, all tooling, molds and equipment used in the design, engineering or manufacture of the toy lines, all executory contracts and licenses in connection with the toy lines, all pre- and post-petition litigation claims connected with the toy lines and all toy lines' inventory located in the United States and Hong Kong.

         The purchaser provided substitute cash collateral or substitute letters of credit acceptable to the creditors and vendors of Empire Toys (HK), Ltd. in replacement of Empire Toys (HK)'s existing $3,000,000 (HKD) credit facility, which existing credit facility was terminated. This credit facility was secured by a letter of credit with the face amount of $3,000,000 (HKD) provided by LaSalle National Bank, N.A.

         The proceeds of sale will be used to partially satisfy the secured debt of La Salle National Bank, N.A., as agent for itself and certain other banks, partially fund a distribution to unsecured creditors, and allow for the payment and performance of the remaining administrative claims and obligations in the Chapter 11 Cases.

         As previously reported, the Company and Empire Industries, Inc. filed for reorganization under Chapter 11 on November 17, 2000 and have continued operations on a debtor-in-possession basis. The sale was preliminarily approved by the U.S. Bankruptcy Court on June 1, 2001, contingent upon receipt of higher bids. No higher bid was received and on June 27, 2001, the Court entered its Final Order approving the sale.

Item 7.  Financial Statements, Pro Forma Financials and Exhibits

(c)      Exhibits

       Exhibit Number                     Description
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            99.1        Final Order dated June 27, 2001 from U.S. Bankruptcy
                        Court, granting Empire of Carolina, Inc.'s and Empire Industries, Inc.'s Emergency Motion to sell substantially all of their assets; to assume and assign executory contracts; and providing other relief.

            99.2        Press Release dated July 3, 2001.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    EMPIRE OF CAROLINA, INC.

Dated:  July 3, 2001.               By:/s/James J. Pinto
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                                          Acting Executive Officer, Director
                                          and Member of the Executive Committee